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                                                                    EXHIBIT 99.5

                          SECURITIES PLEDGE AGREEMENT

     THIS SECURITIES PLEDGE AGREEMENT (this "Pledge Agreement") is made as of
            , 1998, between                as pledgor ("Pledgor"), and Superior
National Insurance Group, Inc., a Delaware corporation, as pledgee ("Pledgee").

                                   RECITALS:


     A. Pursuant to that certain Stock Subscription Agreement of even date herewith (the "Subscription Agreement") by and between Pledgee and Pledgor,
Pledgor was issued                (               ) shares (the "Shares") of
common stock, $.01 par value per share ("Common Stock"), of Pledgee in exchange
for an aggregate purchase price of $          ("Subscription Price").
Capitalized terms used, but not defined herein, have the meanings given them in the Subscription Agreement.



     B. Pursuant to the Employee Participation approved by the Board of Directors of Pledgee in connection with the Pledgee's Stock Offering, as described in the Pledgee's Registration Statement No. 333-58579 on Form S-3 (the "Right's Offering"), each employee and consultant eligible to purchase shares of Common Stock under the Employer Participation may, in lieu of delivering cash for the Subscription Price, borrow funds from the Pledgee and use the borrowed funds to pay all or a portion of the Subscription Price and any federal or state income taxes ("Taxes") incurred as a result of the purchase of Common Stock through the Employee Participation.


     C. Pursuant to the terms of the Subscription Agreement and that certain Secured Promissory Note delivered by Pledgor to Pledgee, dated as of even date
herewith (the "Note"), in the amount of $          , which amount represents the
amount of funds borrowed by the Pledgor to pay for all or a portion of the Subscription Price plus additional borrowings made by Pledgor for the payment of Taxes, Pledgor has agreed to make payments of principal and interest to Pledgee as provided in the Note.

     D. Pursuant to the terms of the Subscription Agreement and the Note, Pledgor is required to execute this Pledge Agreement to secure payment in full of all obligations under the Note, whether for principal, interest, fees, expenses or otherwise and to ensure compliance with the terms and conditions of the Subscription Agreement and this Pledge Agreement.

                                   AGREEMENT:

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and conditions contained herein, the parties hereto agree as follows:


     1. Grant of Security Interest in the Shares. Pledgor hereby grants to Pledgee a security interest in the following (hereinafter, collectively referred to as the "Securities"): (i) all of the Shares purchased by the Pledgor under the Employee Participation, and (ii) to the extent delivered to the Escrow Agent, as defined in the Subscription Agreement, to secure payment in full of all obligations under the Note, (a) other shares of Common Stock owned by the Pledgor, (b) warrants held by Pledgor, and (c) vested and unvested options and Restricted Common Stock issued to Pledgor pursuant to the Pledgee's stock incentive plans ("Restricted Stock"). Pledgor hereby pledges and hypothecates the Securities to Pledgee, and deposits the certificates, warrants, and option agreements, and any related documents evidencing the Securities (the "Collateral") with the Escrow Agent, as collateral security for the payment by Pledgor of all obligations existing under the Note, whether for principal, interest, fees, expenses or otherwise, and the satisfaction of all obligations of Pledgor under the Subscription Agreement and this Pledge Agreement. The Collateral, together with (i) one or more stock assignments duly executed in blank with signatures appropriately guaranteed or witnessed and (ii) endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Shares and any other documentation necessary for the Pledgee to sell or transfer the Securities as provided for


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in this Pledge Agreement, are being delivered herewith to the Escrow Agent, to be retained by the Escrow Agent as the pledgeholder for the Securities.

     2. Representation and Warranty of Pledgor. Pledgor represents and warrants to Pledgee that the Securities are free and clear of all claims, mortgages, pledges, liens and other encumbrances of any nature whatsoever, except (a) the liens and restrictions set forth herein and in the Note and (b) any restrictions upon sale and distribution imposed by the Securities Act of 1933, as amended (the "Act"), applicable state securities laws, and the Subscription Agreement.


     3. Dividends. So long as there shall exist no Event of Default, as defined in Section 8 hereof, Pledgor shall be entitled to receive any cash dividend or other distribution of property with respect to the Securities. Any dividend paid in shares of Common Stock with respect to the Securities shall be transferred to the Escrow Agent as additional collateral on the Note. If there exists and Event of Default, such dividend or other distribution shall be delivered to Pledgee to be held as additional collateral security under this Pledge Agreement.


     4. Pledgee's Duties. So long as Pledgee exercises reasonable care with respect to the Securities in its possession, Pledgee shall have no liability for any loss or damage to such Securities, and in no event shall Pledgee have liability for any diminution in value of the Securities occasioned by economic or market conditions or events. Pledgee shall be deemed to have exercised reasonable care within the meaning of the preceding sentence if the Securities in its possession are accorded treatment substantially equal to that which Pledgee accords its own property, it being understood that Pledgee shall not have any responsibility under this Pledge Agreement for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to the Securities, whether or not Pledgee has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any person or entity with respect to the Securities.


     5. Transfers of Shares. Subject to any other restrictions on transfer created by federal and state securities laws, the 1995 Plan, or the terms of the Subscription Agreement, the Pledgor may transfer Securities pledged hereunder for consideration consisting of cash or other Securities, so long as the gross proceeds of such transfer are not less than the fair market value of the Securities at the time of transfer. The proceeds of any transfer shall be delivered to the Escrow Agent. In the event cash proceeds are realized on the transfer, the Escrow Agent shall apply the proceeds to prepay the Note as follows: (i) to any interest accrued but unpaid; then (ii) to principal, but in an amount not to exceed the percentage of the principal amount outstanding equal to the percentage obtained by dividing the number of shares of Common Stock transferred (without giving effect to any shares transferred to the Pledgee to effect a cashless exercise of warrants or options) into the number of shares of Common Stock originally purchased under the Subscription Agreement.



     6. Mandatory Contributions to Collateral and Prepayment of Note. If at any time the aggregate amount outstanding under the Note, including accrued interest, exceeds the Value, as defined below, of the Collateral, the Pledgor shall (i) make a prepayment on the Note in amount which will reduce the aggregate amount outstanding under the Note, including accrued interest, to an amount which at least equals the Value of the Collateral, and/or (ii) contribute additional Securities in the manner and of the types set forth in Section 1 hereof so that the Value of the additional Securities when added to the Value of the Securities already pledged under this Pledge Agreement shall at least equal the aggregate amount outstanding under the Note, including accrued but unpaid interest. "Value" for purposes of this Pledge Agreement shall mean (i) for shares of Common Stock (including Restricted Stock) pledged as Collateral, the average closing price (last trade) on Nasdaq, or any other national securities exchange, of a share of Common Stock for the ten trading days immediately preceding a date of measurement, and (ii) for options or warrants pledged as collateral, the deemed value of the underlying share of Common Stock, less the exercise price of such security.



     7. Sale of Collateral. Upon the occurrence of any Event of Default, Pledgee shall have all the rights and remedies of a secured party under the applicable Uniform Commercial Code and also may, without notice, except as specified below, at its option, sell all or any part of the Securities, for cash, note or other property upon credit for future delivery or upon such other terms as Pledgee may deem commercially reasonable. Upon such sale, Pledgee, unless prohibited by a provision of any applicable statute, may purchase


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all or any part of the Securities being sold, free from and discharged of all trusts, claims, rights of redemption and equities of Pledgor. If the proceeds of any sale of the Securities pursuant to this Section 7 shall be insufficient to pay all amounts due under the Note and satisfy the obligations of Pledgor under the Subscription Agreement and this Pledge Agreement, including collection costs and expenses of such sale, Pledgor shall remain obligated and liable for any deficiency with respect thereto. If, at any time when Pledgee shall determine to exercise its rights to sell all or any part of the Securities pursuant to this
Section 7, such Securities, or the part thereof to be sold, shall not be effectively registered under the Securities Act of 1933, as amended (the "Securities Act"), as then in effect or any similar statute then in force, subject to the provisions of Section 8 hereof, Pledgee, in its sole and absolute discretion, is hereby expressly authorized to sell such Securities, or any part thereof, by private sale in such manner and under such circumstances as Pledgee may deem necessary or advisable in order that such sale may be effectuated legally without such registration. Without limiting the generality of the foregoing, Pledgee, in its sole and absolute discretion, may approach and negotiate with a restricted number of potential purchasers to effectuate such sale or restrict such sale to a purchaser or purchasers who shall represent and agree that such purchaser or purchasers are purchasing for its or their own account, for investment only, and not with a view to the distribution or sale of such Securities or any part thereof. Any sale conducted in the manner described in the foregoing sentence shall be deemed to be a sale conducted in a commercially reasonable manner within the meaning of the applicable Uniform Commercial Code, and Pledgor hereby consents and agrees that Pledgee shall incur no responsibility or liability for selling all or any part of the Securities at a price which is not unreasonably low, notwithstanding the possibility that a substantially higher price might be realized if the sale were public. Pledgee shall not be obligated to make any sale of the Securities regardless of notice of sale having been given. Pledgee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and any such sale may, without further notice, be made at the time and place to which it was so adjourned.


     8. Redemption of Collateral. Notwithstanding any other provision of this Pledge Agreement, upon the occurrence of an Event of Default, Pledgee shall give Pledgor written notice of the time and place of any public sale or of the time on or after which any private sale or other Transfer is to be made at least five
(5) days before the date fixed for any public sale or before the day on or after which any private sale or other Transfer is to be made. Pledgor agrees that, to the extent notice of sale shall be required by law, such five (5) days' notice shall constitute reasonable notification. This notice shall also specify the aggregate outstanding monetary obligations of the Pledgor to Pledgee at the date of such notice (the "Total Obligation"). At any time during such five-day period, Pledgor shall have the right to redeem the Securities by the payment by certified or bank cashier's check of an amount equal to the Total Obligation.



     9. Events of Default. At the option of Pledgee, the principal balance of the Note and all accrued and unpaid interest thereon, and all other obligations of Pledgor to Pledgee thereunder, under the Subscription Agreement and hereunder, shall become and be immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind (all of which are hereby expressly waived by Pledgor), upon the occurrence of any of the events set forth below (individually, an "Event of Default"):



          (a) 30 days after Pledgor shall cease to be an employee of or a consultant to the Company or an affiliate of the Company or Comprehensive Compensation Claims Management, Inc.;



          (b) Pledgor shall fail to make complete payment of any installment of accrued interest under the Note on the date such installment of accrued interest is due, after being given notice and an opportunity of at least five (5) days to cure such nonpayment;


          (c) Pledgor shall fail to make complete payment of principal when due under the Note; or

          (d) Pledgor shall commit a breach of or default under the Subscription Agreement or this Pledge Agreement, including failure to make payment or contribute additional Collateral pursuant to Section 7 of this Pledge Agreement.


     10. Termination. This Pledge Agreement shall terminate only upon (i) satisfaction in full of all obligations of Pledgor existing under the Note, whether for principal, interest, fees, expenses or otherwise, and


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(ii) satisfaction in full of all obligations of Pledgor under the Subscription
Agreement and this Pledge Agreement. Pledgor shall be entitled to the return of the Collateral then held by Pledgee and any other collateral security then held by Pledgee pursuant to Section 3 of this Pledge Agreement upon the later of (i) termination of the Subscription Agreement or (ii) termination of this Pledge Agreement.


     11. Cumulation of Remedies; Waiver of Rights. The remedies provided herein in favor of Pledgee shall not be deemed exclusive but shall be cumulative and shall be in addition to all of the remedies in favor of Pledgee existing at law or in equity. Nothing in this Pledge Agreement shall require Pledgee to proceed against or exhaust its remedies against the Securities before proceeding against Pledgor or executing against any other security or collateral securing performance of Pledgor's obligations to Pledgee under the Note, the Subscription Agreement or this Pledge Agreement. No delay on the part of Pledgee in exercising any of its options, powers or rights, or the partial or single exercise thereof, shall constitute a waiver thereof.



     12. Execution of Endorsements, Assignments, Etc. Upon the occurrence of an Event of Default, Pledgee shall have the right for and in the name, place and stead of Pledgor to execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Securities or other property which is held by Pledgee as collateral security pursuant to this Pledge Agreement.



     13. Miscellaneous.



     (a) Further Assurances; Changes in Capitalization. Each party hereto agrees to perform any further acts and execute and deliver any documents which may be reasonably necessary to carry out the intent of this Pledge Agreement. The provisions of this Pledge Agreement shall apply to any and all stock or other securities of the Pledgee or any successor or assign of the Pledgee, which may be issued in respect of, in exchange for or in substitution of, the Securities by reason of any split, reverse split, stock dividend, recapitalization, reclassification, combination, merger, consolidation or otherwise, and such Securities or other securities shall be encompassed within the term "Securities" for purposes of this Pledge Agreement and the Pledgee shall have a security interest in all such securities on the same terms set forth in this Pledge Agreement.


     (b) Notice. Except as otherwise provided herein, all notices, requests, demands and other communications under this Agreement shall be in writing, and if by telegram or telecopy, shall be deemed to have been validly served, given or delivered when sent, or if by personal delivery or messenger or courier service, or by registered or certified mail, shall be deemed to have been validly served, given or delivered upon actual delivery, at the following addresses, telephone and facsimile numbers (or such other address(es), telephone and facsimile numbers a party may designate for itself by like notice):

        If to Pledgee:

           Superior National Insurance Group, Inc.
           26601 Agoura Road
           Calabasas, California 91302
           Attention: Robert E. Nagle, Esq.
           Telephone: (818) 880-1600

           Telecopy: (818) 880-8615


        If to Pledgor:

            ____________________________

            ____________________________

            ____________________________

     (c) Amendments. This Pledge Agreement may be amended only by a written agreement executed by the parties hereto.

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     (d) Governing Law. This Pledge Agreement shall be governed by and construed in accordance with the laws of the State of California.

     (e) Disputes. In the event of any dispute between the parties arising out of this Pledge Agreement, the prevailing party shall be entitled to recover from the nonprevailing party the reasonable expenses of the prevailing party including, without limitation, reasonable attorneys' fees.

     (f) Entire Agreement. This Pledge Agreement constitutes the entire agreement and understanding among the parties pertaining to the subject matter hereof and supersedes any and all prior agreements, whether written or oral, relating hereto.

     (g) Successors and Assigns. Pledgee shall have the right to assign with absolute discretion any or all of its rights and/or obligations and/or delegate any or all of its duties under this Pledge Agreement and the Note to any of its affiliates, successors and/or assigns, including, without limitation (i) to any of its banks or lending institutions as collateral security, or (ii) to any entity succeeding the Pledgee by merger, consolidation or acquisition of all or substantially all of the Pledgee's assets, and this Pledge Agreement and the Note shall inure to the benefit of, and be binding upon, such respective affiliates, successors and/or assigns of Pledgee in the same manner and to the same extent as if such affiliates, successors and/or assigns were original parties hereto. Unless specifically provided herein to the contrary, Pledgor may not assign any or all of its rights and/or obligations and/or delegate any or all of its duties under this Pledge Agreement or the Note without the prior written consent of Pledgee. Upon an assignment of any or all of Pledgor's rights and/or obligations and/or a delegation of any or all of its duties under this Pledge Agreement and the Note in accordance with the terms of this Pledge Agreement, this Pledge Agreement and the Note shall inure to the benefit of, and be binding upon, Pledgor's respective affiliates, successors and/or assigns in the same manner and to the same extent as if such affiliates, successors and/or assigns were original parties hereto.

     (h) Headings. Introductory headings at the beginning of each section and subsection of this Pledge Agreement are solely for the convenience of the parties and shall not be deemed to be a limitation upon or description of the contents of any such section and subsection of this Pledge Agreement.

     (i) Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original and both of which, when taken together, shall constitute one and the same Pledge Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Pledge Agreement as of the day and year first above written.

                                          PLEDGEE:


                                          Superior National Insurance Group,
                                          Inc.,

                                          a Delaware corporation

                                          By:

                                          --------------------------------------
                                          Its:

                                          --------------------------------------

                                          PLEDGOR:

                                          --------------------------------------

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